UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Elastic N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 West El Camino Real, Suite 350

Mountain View, California 94040

(Address of principal executive offices, including zip code)

(650) 458-2620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On June 30, 2021, Elastic N.V. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 therein (the “Initial Purchasers”), relating to the sale by the Company of $575 million aggregate principal amount of its 4.125% Senior Notes due 2029 (the “Notes”) in a private placement to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The Company received net proceeds from the offering of the Notes of approximately $565 million after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include capital expenditures, investments and working capital. In addition, from time to time in the past the Company has considered, and it continues to consider, acquisitions and strategic transactions, and the Company also may use the net proceeds of this offering for such purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indenture

On July 6, 2021, the Company entered into an indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”), as trustee of the Notes. The Notes will be guaranteed in the future, under the circumstances and subject to the exceptions described in the Indenture, by each of the Company’s existing U.S. subsidiaries (other than Endgame Systems, LLC) that are not immaterial subsidiaries. Initially, none of the Company’s subsidiaries will guarantee the Notes.

Interest

The Notes mature on July 15, 2029 and bear interest at a rate of 4.125% per annum. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2022.

Optional Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to July 15, 2024 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. The Company may at its election redeem all or a part of the Notes on or after July 15, 2024, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to July 15, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 104.125 % of the principal amount of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. The Company may also at its election redeem the Notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, if certain changes in tax law occur as set forth in the Indenture.

Repurchase of Notes upon a Change of Control Triggering Event

If the Company experiences a change of control triggering event (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Additional Amounts

Subject to exceptions and limitations set forth in the Indenture, the Company will pay such additional amounts on the Notes as may be necessary to ensure that the net amounts received by each holder of a Note after all withholding or deductions in respect of certain taxes, if any, shall equal the amount of principal (and premium, if any) and interest such holder would have received in the absence of such withholding deduction.

Covenants

The Indenture governing the Notes contains covenants limiting the ability of the Company and/or its subsidiaries to:

•	create liens on certain assets to secure debt;

•	grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes; and

•	consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person.

These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes under the Indenture may declare all the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Indenture and Form of 4.125% Senior Note due 2029, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of July 6, 2021, by and between Elastic N.V. and U.S. Bank National Association, as trustee.

4.2	Form of 4.125% Senior Note due 2029 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of June 30, 2021, between Elastic N.V. and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELASTIC N.V.

/s/ Janesh Moorjani
By:	Janesh Moorjani

Title:	Chief Financial Officer

Dated: July 6, 2021